CONSENT OF FELDHAKE, AUGUST & ROQUEMORE, LLP



                We hereby consent to the use of our legal opinion dated November 17, 2000, in this registration statement on Form
SB-2/A for Worldwide Wireless Networks, Inc.


     Feldhake,  August  &  Roquemore

 /s/ Kenneth S. August
     ------------------
     Kenneth S. August,  Esq.
     Irvine, California
     November 17, 2000